Exhibit 10.17

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID
AT 5:00 P.M. (PACIFIC TIME) ON AUGUST 1, 2021.

SHARE PURCHASE WARRANTS TO PURCHASE
SHARES OF COMMON STOCK OF
GREENWOOD HALL, INC.

This Warrant is issued to California United Bank, a California banking corporation (the “Holder”) by Greenwood Hall, Inc. (the “Company”), a Nevada corporation.

THIS IS TO CERTIFY THAT the Holder has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to Five Hundred Twenty-Three Thousand Five Hundred Eighty-Seven (523,587) fully paid and nonassessable shares of the Company’s common stock (each a “Share” and collectively the “Shares”) on or before 5:00 p.m. (Pacific time) on August 1, 2021 (the “Expiry Date”) at an exercise price of US $1.00 per Share (the “Exercise Price”) on the terms and conditions attached hereto as Appendix A (the “Terms and Conditions”).

1.	ONE (1) WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS Five Hundred Twenty-Three Thousand Five Hundred Eighty-Seven (523,587) WARRANTS.
2.	These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.
3.	Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

IN WITNESS WHEREOF the Company has executed this Warrant Certificate this 19th day of November, 2015.

GREENWOOD HALL, INC.

Per: ____________________________
Authorized Signatory – John Hall

APPENDIX A

TERMS AND CONDITIONS dated November 19, 2015, attached to the Warrants issued by Greenwood Hall, Inc.

1.	INTERPRETATION

1.1        Definitions

(a)	In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:
(i)	“Company” means Greenwood Hall, Inc., until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter “Company” will mean such successor corporation;
(ii)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;
(iii)	“Director” means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;
(iv)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section,” followed by a number refer to the specified Article or Section of these Terms and Conditions;
(v)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;
(vi)	“shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any stock dividend payable in shares, or subdivision or consolidation of the shares;
(vii)	“Warrant Holders” or “Holders” means the holders of the Warrants; and
(viii)	“Warrants” means the warrants of the Company issued and presently authorized and for the time being outstanding.

1.2        Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3        Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4        Applicable Law

The Warrant and the terms hereof are governed by the laws of the State of Nevada. The Holder, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the State of California.

2.	ISSUE OF WARRANTS

2.1        Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

2.2        Issue in substitution for Lost Warrants

(a)	In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its sole discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.
(b)	The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its sole discretion, and will pay the reasonable charges of the Company in connection therewith.

2.3         Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof as a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

3.	NOTICE

3.1        Notice to Warrant Holders

Any notice required or permitted to be given to the Holders will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Holder’s Warrant or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2        Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Greenwood Hall, Inc.
12424 Wilshire Boulevard
Suite 1030
Los Angeles, California 90024, U.S.A.
Attention: John Hall, Chief Executive Officer

4.	EXERCISE OF WARRANTS

4.1        Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised by the Holder surrendering the Warrant Certificate representing same, with a duly completed and executed subscription in the form attached hereto and a bank draft or certified cheque payable to the Company for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in, or from time to time specified by the Company pursuant to, Section 3.2.

4.2        Effect of Exercise of Warrants

(a)	Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.
(b)	Within ten business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

4.3        Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4        Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

4.5        Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.6        Time of Essence

Time will be of the essence hereof.

4.7        Subscription Price

Each Warrant is exercisable at a price per share (the “Exercise Price”) of US$1.00. One (1) Warrant and the Exercise Price are required to subscribe for each share during the term of the Warrants.

4.8        Adjustment of Exercise Price

(a)	The Exercise Price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:
(i)	if and whenever the shares at any time outstanding are increased by a stock dividend payable in shares or subdivided into a greater or consolidated into a lesser number of shares, the Exercise Price will be decreased or increased proportionately as the case may be; upon any such dividend, subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be;
(ii)	in case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a “Reorganization”), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company’s resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Section 4.8 relating to the rights and interest thereafter of the Holders of the Warrants so that the provisions of this Section 4.8 will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this clause 4.8(a)(ii).

(b)	The adjustments provided for in this Section 4.8 are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.
(c)	Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares deliverable upon the exercise of the Warrants, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.9        Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.8, such questions will be conclusively determined by the Company’s Auditors, or, if they decline to so act, any PCAOB-certified public accounting firm that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

4.10        Limitation on Exercise of Warrants

Holder acknowledges that if, after giving effect to the issuance of shares after the exercise of any Warrants, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own shares in excess of the Beneficial Ownership Limitation (as defined below), the Holder may be required to comply with Regulation 13D relating to a person or group of persons that acquires beneficial ownership of more than 5% of a voting class of a company’s equity securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) including, without limitation, filing Schedule 13D with the Securities and Exchange Commission (the “Commission”), if applicable.  For purposes of the foregoing sentence, the number of shares of common stock of the Company beneficially owned by the Holder and its affiliates shall include the number of shares of common stock of the Company issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of common stock of the Company which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrants beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4.10 applies, the determination of whether the exercised Warrants result in Holder exceeding the Beneficial Ownership Limitation (in relation to other securities owned by the Holder together with any affiliates) shall be in the sole discretion of the Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrants that cause Holder or its affiliates to exceed the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.10, in determining the number of outstanding shares of common stock of the Company, the Holder may rely on the number of outstanding shares of common stock of the Company as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of common stock of the Company outstanding.  In any case, the number of outstanding shares of common stock of the Company shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the common stock of the Company outstanding immediately after giving effect to the issuance of shares of common stock of the Company issuable upon exercise of the Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.10 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrants.

5.	WAIVER OF CERTAIN RIGHTS

5.1        Immunity of Shareholders, etc.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future shareholder of the Company and any Directors and Officers of the Company, acting in their capacity as a Director or Officer of the Company, in each case, solely for the issuance of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

6.	MODIFICATION OF TERMS, ETC.

6.1        Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any non-material ambiguities, defective provisions, errors or omissions herein that have no material adverse effect on the Holder.

7.	WARRANTS NOT TRANSFERABLE

Unless Holder makes a good faith determination that a transfer or assignment of the Warrant is reasonably necessary for Holder to comply with regulatory compliance, the Warrant and all rights attached to it are not transferable.

8.	NO IMPAIRMENT

The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of the Warrant Certificate. Upon the request of the Holder, the Company will at any time during the period the Warrants are outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of the Warrants and the Company’s obligations under the Warrant Certificate.

FORM OF SUBSCRIPTION

TO:	Greenwood Hall, Inc. 12424 Wilshire Boulevard Suite 1030 Los Angeles, California 90024, U.S.A. Attention: John Hall, Chief Executive Officer

The undersigned Holder of the within Warrants hereby subscribes for Five Hundred Twenty-Three Thousand Five Hundred Eighty-Seven (523,587) shares (the “Shares”) of common stock of Greenwood Hall, Inc. (the “Company”) pursuant to the within Warrants at US$1.00 per Share on the terms specified in the said Warrants.

This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned represents that, at the time of the exercise of these Warrants, all of the representations and warranties contained in the subscription agreement(s) between the Company and the undersigned pursuant to which these Warrants were issued are true and accurate.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this _________day of _________________,______.

In the presence of:

Signature of Witness	Signature of Warrant Holder

Please print below your name and address in full.

Name (Mr./Mrs./Miss)_______________________________________________________________

Address                         ________________________________________________________________

                                       ______________________________________________________________

LEGENDS

The certificates representing the Shares acquired on the exercise of the Warrants will bear the following legends, if and as applicable:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one subscriber, all must sign. In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company. If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.